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                                                            Exhibits 5.1 and 8.1


                         [Letterhead of Kutak Rock LLP]



                                 April 23, 2007



First National Funding LLC
1620 Dodge Street
Omaha, NE  68102

         Re:   First National Master Note Trust

Ladies and Gentlemen:

We have acted as special counsel to First National Funding LLC, a Nebraska limited liability company (the "LLC"), in connection with the preparation of and filing by the LLC, as registrant, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-140273 as amended (the "Registration Statement"), and the related base prospectus, dated as of April 13, 2007 (the "Base Prospectus") and the related prospectus supplement dated as of April 18, 2007 (together with the Base Prospectus, the "Prospectus"), filed pursuant to Rule 424(b) of the Act, registering the Series 2007-1 Asset Backed Notes secured by a beneficial interest in a pool of receivables arising under certain revolving credit card accounts (the "Notes"). The Notes will be issued pursuant to the Master Indenture (the "Master Indenture") between First National Master Note Trust (the "Trust") and an indenture trustee (the "Indenture Trustee"), filed as Exhibit 4.1 to the Registration Statement and a related Indenture Supplement (the "Indenture Supplement", and together with the Master Indenture, the "Indenture") between the Trust and the Indenture Trustee to be dated on or about April 24, 2007, substantially in the form filed as Exhibit 4.3 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture. This opinion letter is furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b) (5) (i) and (8) of Regulation S-K.

We have examined executed copies of the Registration Statement, as well as executed copies of the Master Indenture, the Pooling and Servicing Agreement, Transfer and Servicing Agreement and Receivables Purchase Agreement filed on Form 8-K on November 4, 2002, the form of

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APRIL 23, 2007
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Indenture Supplement filed as an exhibit to the Registration Statement, the form of First Amendment to Second Amended and Restated Pooling and Servicing
Agreement filed as an exhibit to the Registration Statement, the form of First Amendment to the Transfer and Servicing Agreement filed as an exhibit to the Registration Statement, and such other records, documents and instruments as we have deemed necessary for the purposes of the opinions set forth below (collectively, the "Transaction Documents". In such examination, we have assumed the following (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will, at your direction, be sold by the Trust for reasonably equivalent consideration. We have also assumed that the Transaction Documents, the Notes and the issuance and sale of the Notes will be duly authorized by all necessary corporate and limited liability company action and that the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Transaction Documents. In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representation of the LLC and its affiliates are correct. In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder and, to the extent that the Issuer's obligation will depend on the enforceability of a document against other parties to such document, that such document is enforceable against other parties to such document. We have also assumed for purposes of the opinions expressed below that the Registration Statement, as finally amended (including any necessary post-effective amendments) will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded. We express no opinion with respect to any series of Notes for which we do not act as counsel to you.

The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

On the basis of the foregoing examination and assumptions, and upon consideration of the applicable law, it is our opinion that:

     1. When each of the Transaction Documents for the Notes has been duly and validly authorized, executed and delivered by each and every party thereto substantially in the form filed as an exhibit to the Registration Statement or filed on Form 8-K and the Notes have been duly executed, authenticated and delivered

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APRIL 23, 2007
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     in accordance with the Indenture and sold as contemplated in the
     Registration Statement, any amendment thereto, and the Prospectus relating thereto, such Notes will be legally issued and binding obligations of the Issuer, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealings and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     2. While the tax description under the heading "Federal Income Tax Consequences" in the Prospectus does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences," which discusses the federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS position or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to complete transactions. We note, however, that the form of prospectus supplement filed with the Registration Statement does not relate to a specific transaction. Accordingly, the above referenced description of the federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus. In giving such consent we do not admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

We do not express any opinion herein concerning any law other than the law of the State of Nebraska with respect to instruments and agreements specifically governed by the law of Nebraska and the federal law of the United States.

                                        Very truly yours,

                                        /s/ Kutak Rock LLP

                                        Kutak Rock LLP